UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material under § 240.14a-12
Redfin Corporation
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April 28, 2023

Dear Redfin Stockholder,

We invite you to attend Redfin Corporation's 2023 Annual Meeting of Stockholders to be held on June 13, 2023 at 10:00 a.m. Pacific Time. We will hold the meeting as a virtual meeting conducted online via a live webcast. You will be able to attend the meeting, submit your questions and comments during the meeting, and vote your shares at the meeting by visiting www.virtualshareholdermeeting.com/RDFN2023.

You are receiving this proxy statement and the accompanying proxy materials because you were a Redfin stockholder as of April 14, 2023, which is the record date for the annual meeting, and are eligible to vote at the meeting. For the ten days prior to the meeting and subject to verification of your voting eligibility, you may examine, for a purpose germane to the meeting, a list of stockholders of record entitled to vote by emailing a request to legal@redfin.com. During the meeting, you will be able to access this list through the website for the meeting. Please use this opportunity to participate in Redfin’s affairs by voting on the matters described in this proxy statement.

Whether or not you plan to attend the annual meeting, your vote is very important, and we encourage you to cast your ballot as soon as possible in one of the ways outlined in this proxy statement.

Sincerely,
David Lissy
Chairman of the Board

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.Why did I receive this proxy statement and other materials related to the annual meeting?

Each person who owned any shares of our common stock as of the close of business on April 14, 2023, or the record date, is entitled to vote at the annual meeting. You are receiving this proxy statement and accompanying proxy materials because you can vote at the meeting and our board of directors is soliciting your proxy to vote. The materials describe the matters to be voted on at the meeting and provide you with other important information so that you can make informed decisions. Please review the materials before casting your vote.

We delivered this proxy statement and other meeting materials to our stockholders eligible to vote on or around April 28, 2023.

2.When is the annual meeting?

We will start the meeting at 10:00 a.m. Pacific Time on June 13, 2023.

3.How do I attend the annual meeting?

The meeting will be a virtual meeting conducted online via a live webcast, and you can attend by visiting www.virtualshareholdermeeting.com/RDFN2023 from anywhere with access to the Internet and a web browser. Shortly before the meeting's start time, please visit the meeting's website and log in using your control number. Please see question 19 for where to find your control number and question 11 for whom to contact if you encounter technical difficulties accessing the meeting.

4.What are the matters to be voted on at the annual meeting?

You are being asked to vote on the following:

1.The election of Robert Bass, Kerry D. Chandler, and Glenn Kelman to our board of directors as Class B directors.

2.The approval of our named executive officers' compensation, on an advisory basis.

3.The ratification of our audit committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.

While we do not expect any other matter to be voted on at the meeting, the proxy holders will have discretionary authority to vote shares represented by a returned proxy on any additional matter that is presented for a vote at the meeting.

5.What are my choices in voting on each matter? How does the board of directors recommend that I vote?

Proposal number	Item	Voting choices	Board recommendation
1	Election of directors	For(1) Against Abstain	For(1)
2	Approval of our named executive officers' compensation	For Against Abstain	For
3	Ratification of appointment of auditor	For Against Abstain	For

(1) The voting choices and board recommendation are with respect to each Class B director nominee.

6.What vote is required to approve each matter? How do abstentions and broker non-votes affect approval?

Proposal number(1)	Item	Votes required for approval	Abstentions	Broker non-vote(2)
1	Election of directors	Majority of votes cast(3)	No effect(4)	No effect
2	Approval of our named executive officers' compensation	Majority of votes cast	No effect	No effect
3	Ratification of appointment of auditor	Majority of votes cast	No effect	Not applicable

(1) Abstentions are counted for purposes of determining whether a quorum is present and have no effect on the outcome.

(2) A broker non-vote occurs when a beneficial holder does not provide specific voting instructions to its broker         or nominee and the broker or nominee does not have discretionary authority to vote the shares. Brokers and nominees do not have discretionary authority to vote uninstructed shares with respect to proposals 1 and 2, but do have discretionary authority to vote uninstructed shares with respect to proposal 3. Please see question 20 to determine if you are a beneficial holder.

(3) Pursuant to our corporate governance guidelines, any incumbent director seeking reelection in an uncontested election must submit an irrevocable offer of resignation that becomes effective upon (i) such director failing to receive a majority of votes cast and (ii) our board's acceptance of such resignation.

(4) A "Withhold" vote will have the same effect as an abstention.

7.How many votes does each share represent?

Each share of our common stock represents one vote. As of the record date, we had 110,805,182 shares outstanding.

8.How do I vote?

You may vote before the meeting through any of the following methods:

•By Internet: visit www.proxyvote.com

•By telephone: call 1-800-690-6903 (if you are a record holder) or 1-800-454-8683 (if you are a beneficial holder)

•By mail: complete, date, and sign your proxy card (if you are a record holder) or voting instruction form (if you are a beneficial holder) and return it in the postage-paid envelope

Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 12, 2023. If you are voting by mail, please return your proxy card or voting instruction form in a timely manner to ensure it is received by us or your broker or nominee, respectively, before the meeting. Please see question 20 to determine if you are a record holder or a beneficial holder.

You may also vote at the meeting through the website www.virtualshareholdermeeting.com/RDFN2023. Even if you intend to attend and vote at the meeting, we strongly encourage you to vote before the meeting using one of the methods described above.

To vote through any of the methods described above, you will need your control number. Please see question 19 for where to find your control number.

9.How can I revoke my proxy or change my vote?

If you are a record holder, you can revoke your proxy by delivering a notice to our principal executive offices stating that you are revoking your proxy. This revocation is valid only if we receive your notice before the meeting. Please see question 21 for the address of our principal executive offices.

If you are a record holder, you may change your vote before the meeting by submitting a later-dated proxy through any of the methods described under question 8. You do not need to deliver the later-dated proxy using the same method as the original proxy.

If you are a beneficial holder, please contact your broker or nominee for the procedures on revoking your proxy or changing your vote before the meeting.

Both record holders and beneficial holders may change their vote by attending the meeting and voting at the meeting. Your attendance at the meeting, alone, will not revoke your proxy.

Please see question 20 to determine if you are a record holder or a beneficial holder.

10.Can I ask questions or make comments during the annual meeting?

If you were a stockholder as of the record date, you will be able to submit questions and comments through the meeting's website. To ask a question or make a comment, you will need to log in using your control number. Please see question 19 for where to find your control number. Time permitting, we will read every appropriate question or comment and, if necessary, respond to it. Examples of inappropriate questions or comments include those about personal concerns not shared by our stockholders generally or those that use offensive language. We will address questions and comments in the order in which they were received but with priority for stockholders who have not previously submitted a question or comment during the meeting. A replay of the meeting, including the questions and answers portion, will be available on the meeting's website through June 12, 2024.

11.Who can I contact if I experience technical difficulties accessing the annual meeting or during the meeting?

You can call the technical support number that will be posted on the login page of the meeting's website, and someone will be available to help resolve your technical difficulties.

12.Who will bear the cost of the solicitation of proxies by our board of directors?

Redfin will bear the cost of the solicitation.

13.What is the deadline for submitting a stockholder proposal to be presented at the 2024 annual meeting of stockholders?

If you wish to submit a stockholder proposal for inclusion in our proxy materials for the 2024 annual meeting, then we must receive your proposal at our principal executive offices no later than December 29, 2023. Please review the SEC’s Rule 14a-8 for the requirements you must meet and the information you must provide if you wish to submit this type of stockholder proposal.

For other types of stockholder proposals to be presented at the 2024 annual meeting, you must deliver notice of your intent to submit a proposal to our principal executive offices no earlier than 5:00 p.m. Eastern Time on February 29, 2024 and no later than 5:00 p.m. Eastern Time on March 30, 2024. Please review our bylaws for the requirements you must meet and the information you must provide if you wish to submit a proposal under this process.

Please see question 21 for the address of our principal executive offices.

14.What is the deadline for nominating a director candidate at the 2024 annual meeting of stockholders?

If you wish to use our bylaws' proxy access provision and include a director candidate in Redfin's proxy material for our 2024 annual meeting, then we must receive your written notice at our principal executive offices no earlier than 5:00 p.m. Eastern Time on December 30, 2023 and no later than 5:00 p.m. Eastern Time on January 29, 2024.

Otherwise, you must deliver notice of your intent to nominate a director candidate to our principal executive offices no earlier than 5:00 p.m. Eastern Time on February 29, 2024 and no later than 5:00 p.m. Eastern Time on March 30, 2024.

In each instance, please review our bylaws for the requirements you must meet and the information you must provide if you wish to nominate a person.

Please see question 21 for the address of our principal executive offices.

15.What is the deadline for providing notice of soliciting proxies in support of director nominees other than our board's nominees with respect to the 2024 annual meeting of stockholders?

You must provide notice to our principal executive offices no later than April 14, 2024. Please review the SEC’s Rule 14a-19 for the requirements you must meet and the information you must provide if you wish to solicit proxies in support of director nominees other than our board's nominees. In addition, please see question 14 for the deadline for nominating a person for election as a director at the 2024 annual meeting of stockholders.

Please see question 21 for the address of our principal executive offices.

16.I share an address with one or more other stockholders. Why did we receive only one set of annual meeting materials?

We have utilized an SEC rule that permits us to deliver one set of annual meeting materials to multiple stockholders sharing an address. However, if any stockholder at the shared address would like to receive a separate copy of the materials, then we will deliver promptly the additional copies upon written or oral request.

If you are a record holder, you can make a request by delivering a notice to Broadridge Financial Solutions at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department or by calling 1-866-540-7095.

If you are a beneficial holder, please contact your broker or nominee for instructions on how to receive separate copies of the materials.

Please see question 20 to determine if you are a record holder or a beneficial holder.

17.I share an address with one or more other stockholders and we each received separate copies of the annual meeting materials. Can we receive only one set of materials for future meetings?

Yes. If you are a record holder, please make a request by contacting Broadridge Financial Solutions at the address or phone number provided in question 16. If you are a beneficial holder, please contact your broker or nominee for instructions on how to receive one set of materials for future meetings.

Please see question 20 to determine if you are a record holder or a beneficial holder.

18.How can I receive proxy materials for future annual meetings electronically?

To sign-up for email notification and electronic delivery of proxy materials for our future annual meetings, please visit enroll.icsdelivery.com/RDFN.

19.Where can I find my control number?

Your control number is the sixteen-digit number found next to the label "Control Number" in the body of your email, if you received email notification, or your proxy card, voting instruction form, or notice of Internet availability of proxy materials, if you received paper notification.

20.Am I a record holder or a beneficial holder? What is the difference?

If the shares that you own are registered in your name with American Stock Transfer & Trust Company, our transfer agent, then you are a record holder of our shares and can vote your shares directly. If the shares that you own are registered in the name of a broker or other nominee, then you are a beneficial holder of our shares and must instruct your broker or nominee on how to vote your shares. Please see question 8 for how to vote your shares or provide voting instructions to your broker or nominee. If you are a beneficial holder and your broker or nominee does not receive instructions from you, then it may lack discretion to vote your shares, as described in question 6.

21.What is the address for Redfin’s principal executive offices?

The address for our principal executive offices is 1099 Stewart Street, Suite 600, Seattle, WA 98101, Attention: Legal Department. We also encourage you to email any correspondence to us at legal@redfin.com.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our board of directors currently consists of nine directors and is divided into two classes, designated as Class A and Class B. At our 2022 annual meeting, stockholders approved our proposal to declassify our board by our 2025 annual meeting. Therefore, at the annual meeting, (i) the successors of the directors who, immediately prior to the annual meeting, were Class III directors and whose terms were scheduled to expire at the annual meeting, are standing for election as Class B directors with a term expiring at our 2025 annual meeting; (ii) the successors of the directors who, immediately prior to the annual meeting, were Class I directors and whose terms were scheduled to expire at our 2024 annual meeting, will become Class A directors and will continue to have terms expiring at our 2024 annual meeting; and (iii) the successors of the directors who, immediately prior to the annual meeting, were Class II directors and whose terms were scheduled to expire at our 2025 annual meeting, will become Class B directors and will continue to have terms expiring at our 2025 annual meeting. We refer to our directors in clause (i) above as our “legacy Class III directors” or as our “Class B director nominees”. We refer to our directors in clause (ii) above as our “legacy Class I directors” or as our “continuing Class A directors”. We refer to our directors in clause (iii) above as our “legacy Class II directors” or as our “continuing Class B directors”.

Our board of directors, upon the recommendation of our nominating and corporate governance committee, has nominated Robert Bass, Kerry D. Chandler, and Glenn Kelman for election as Class B directors. For more information about each Class B director nominee, including why we believe each nominee is qualified to serve as a director, see “Class B Director Nominees” below. If a Class B director nominee is unable to serve, or for good cause will not serve, as a director, then the proxy holders will vote a returned proxy for the election of a substitute nominee who is proposed by our board of directors. If elected at the meeting, the Class B directors will serve until the 2025 annual meeting and until such director’s successor is elected and qualified, or, if earlier, such director’s resignation or removal.

We evaluated the independence of our directors based on the listing standards of Nasdaq, which is where our common stock is listed, and concluded that each director, other than Glenn Kelman, is independent.

Class B Director Nominees (Legacy Class III Directors)

Robert Bass, age 73, has been one of our directors since October 2016. Mr. Bass was a partner at Deloitte & Touche from 1982 to 2012, and served as vice chairman from 2006 to 2012. Mr. Bass is currently on the board of directors of two other public companies - Groupon and Bowlero - and previously served on the board of directors of another public company - Sims Metal Management. Mr. Bass is also currently on the board of trustees of the Blackstone Private Credit Fund and the Blackstone Secured Lending Fund, as well as the board of directors of Apex Tool Group. Mr. Bass has a bachelor’s degree from Emory University and an MBA from the Columbia University Graduate School of Business. We believe that Mr. Bass’s knowledge of public company financial reporting and accounting and his accounting firm leadership experience qualifies him to serve on our board of directors.

Kerry D. Chandler, age 59, has been one of our directors since August 2020. Since January 2022, Ms. Chandler has served as chief human resources officer of Bombas (an apparel company). Previously, Ms. Chandler was chief human resources officer of Endeavor (a global sports and entertainment company) from December 2018 to January 2022 and was chief human resources officer of Under Armour (a sports apparel and footwear company) from January 2015 to November 2018. Before that, Ms. Chandler was global head of human resources at Christie’s, executive vice president of human resources at the National Basketball Association, and senior vice president of human resources at ESPN (a part of The Walt Disney Company) and Hong Kong Disneyland, as well as various human resources roles of increasing responsibility at IBM, Motorola, Exxon, and McDonnell Douglas. Ms. Chandler is also on the board of directors of Lyra Health. Ms. Chandler has a bachelor’s degree from Lincoln University, a master’s degree from Washington University in St. Louis, and a master’s degree from McGill University. We believe that Ms. Chandler’s human resources experience across high-growth companies qualifies her to serve on our board of directors.

Glenn Kelman, age 52, has been one of our directors since March 2006. Since September 2005, Mr. Kelman has been our chief executive officer. Previously, Mr. Kelman was vice president of marketing and product management at Plumtree Software, which he also co-founded. Mr. Kelman has a bachelor’s degree from the University of California at Berkeley. We believe that Mr. Kelman’s deep understanding of our company and his real estate industry experience qualifies him to serve on our board of directors.

Class A Continuing Directors (Legacy Class I Directors)

Austin Ligon, age 72, has been one of our directors since September 2010. Since 2006, Mr. Ligon has been a venture investor. Previously, Mr. Ligon served as president and chief executive officer at CarMax, which he also co-founded. Mr. Ligon has bachelor’s and master’s degrees from the University of Texas at Austin and an MBA from the Yale School of Management. We believe that Mr. Ligon’s experience scaling and managing CarMax from startup to nationwide operations, with extensive online presence and nationally distributed field operations, qualifies him to serve on our board of directors.

David Lissy, age 57, has been one of our directors since February 2018 and has served as chairman of our board since July 2020. Since January 2020, Mr. Lissy has been chairman of Bright Horizons Family Solutions (a publicly traded child care company), where he was also executive chairman from January 2018 to December 2019 and chief executive officer from 2002 to January 2018. Mr. Lissy is also a director of Jumpstart, Scripta Insights, and BeneLynk and chair of the board of trustees of Ithaca College, where he received his bachelor’s degree. We believe that Mr. Lissy’s experience leading a publicly traded company, as both a director and an executive officer, qualifies him to serve on our board of directors.

James Slavet, age 53, has been one of our directors since November 2009. Since April 2006, Mr. Slavet has been a partner of Greylock Partners (a venture capital firm). Previously, Mr. Slavet was vice president / general manager in search & marketplace at Yahoo! and chief operating officer at Guru, which he also founded. Mr. Slavet has a bachelor’s degree from Brown University and an MBA from Harvard Business School. We believe that Mr. Slavet’s experience advising and managing growth-oriented technology companies, including as an operating executive, qualifies him to serve on our board of directors.

Class B Continuing Directors (Legacy Class II)

Julie Bornstein, age 53, has been one of our directors since October 2016. Until January 2023, Ms. Bornstein served as Senior Vice President and Chief Shopping Officer of Pinterest, Inc., a digital visual inspiration platform. Ms. Bornstein joined Pinterest when it acquired The Yes Platform, Inc., an AI-powered online shopping platform she co-founded and for which she served as Chief Executive Officer from February 2018 until its acquisition in June 2022. Previously, Ms. Bornstein was chief operating officer at Stitch Fix (an online personal styling services company) from March 2015 to September 2017. Before that, Ms. Bornstein was chief marketing officer & chief digital officer at Sephora. Ms. Bornstein is currently on the board of directors of two other public companies - sweetgreen and WW International. Ms. Bornstein has a bachelor’s degree from Harvard University and an MBA from Harvard Business School. We believe that Ms. Bornstein’s senior leadership experience at various online services companies qualifies her to serve on our board of directors.

Brad Singer, age 56, has been one of our directors since March 2022. Mr. Singer was chief operating officer at ValueAct Capital (a venture capital firm) from May 2012 to December 2021 and served as a partner from May 2012 to June 2021. Previously, Mr. Singer was senior executive vice president and chief financial officer at Discovery Communications and chief financial officer & treasurer at American Tower. Mr. Singer is currently on the board of directors of one other public company - sweetgreen - and previously served on the board of directors of another public company - Rolls-Royce. Mr. Singer has a bachelor’s degree from the University of Virginia and an MBA from Harvard Business School. We believe that Mr. Singer’s experience as a venture capital investor and a senior finance executive, including as the chief financial officer of a large publicly traded company, qualifies him to serve on our board of directors.

One of our other directors recommended Mr. Singer to our nominating and corporate governance committee.

Selina Tobaccowala, age 46, has been one of our directors since January 2014. Since August 2019, Ms. Tobaccowala has been chief digital officer at Openfit (a fitness company). Previously, Ms. Tobaccowala was chief executive officer at Gixo (a fitness company), which she also co-founded, from April 2016 to August 2019. Before that, Ms. Tobaccowala was president and chief technology officer at SurveyMonkey, senior vice president of product & technology at Ticketmaster Europe, and vice president of engineering at Evite.com, which she also co-founded. Ms. Tobaccowala is currently on the board of directors of Lazard Growth Acquisition Corp. I. Ms. Tobaccowala has a bachelor’s degree from Stanford University. We believe that Ms. Tobaccowala’s technology background and senior leadership experience at multiple online services companies qualifies her to serve on our board of directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS B DIRECTOR NOMINEE.

INFORMATION REGARDING OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board Diversity

Board Diversity Matrix (As of April 28, 2023)
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	6
Part II: Demographic Background
African American or Black	1
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Director Skills Matrix

Skills & Industry	David Lissy	Robert Bass	Julie Bornstein	Kerry D. Chandler	Glenn Kelman	Austin Ligon	Brad Singer	James Slavet	Selina Tobaccowala
Skills & Experience
Financial Reporting/ Accounting	🗹	🗹	☐	☐	🗹	🗹	🗹	🗹	☐
Strategic Transactions/ Capital Markets	🗹	🗹	☐	☐	🗹	🗹	🗹	🗹	☐
Corporate Governance	🗹	🗹	🗹	🗹	🗹	🗹	🗹	🗹	☐
Data Privacy/ Cybersecurity	☐	🗹	☐	☐	☐	☐	☐	☐	🗹
Human Capital, Diversity, Equity, and Inclusion	🗹	🗹	🗹	🗹	🗹	🗹	🗹	🗹	🗹
Sales/ Operations	🗹	☐	🗹	🗹	🗹	🗹	☐	🗹	🗹
Technology	☐	☐	☐	☐	🗹	☐	☐	🗹	🗹
Marketing	☐	☐	🗹	☐	🗹	🗹	☐	🗹	🗹
Industry
Consumer Internet	☐	☐	🗹	☐	🗹	🗹	🗹	🗹	🗹
Real Estate	☐	☐	☐	☐	🗹	🗹	🗹	☐	☐

Board Meetings and Annual Meeting Attendance

During 2022, our board of directors held 10 meetings and acted by unanimous written consent twice. Each director attended at least 75% of the meetings of our board and each committee on which the director served.

Our policy is to invite and encourage each director to be present at our annual meeting. Each person serving as a director at the time of our 2022 annual meeting attended the meeting.

Communicating with our Board of Directors

For instructions on how to communicate with our board of directors or specific individual directors, please see our Corporate Governance Guidelines available under the "Governance" section of our investor relations website located at investors.redfin.com.

Committees of our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Please see below for information regarding each committee.

Each committee operates under a written charter that outlines the committee’s duties and responsibilities. Each committee periodically reviews and updates, as necessary, its charter to reflect the committee's evolving role. You can obtain the charter for each committee in the “Governance” section of our investor relations website at investors.redfin.com.

Audit Committee
Members	•Robert Bass (Chair)* •Austin Ligon •Brad Singer

2022 activity	•Held six meetings •Acted by unanimous written consent one time

Responsibilities
•Review and discuss with management our quarterly and annual financial results and the related earnings releases and earnings guidance distributed to the public
•Discuss with management and our independent auditors the selection, application, and disclosure of critical accounting policies and practices
•Review and discuss with our independent auditors and management their periodic reviews of the adequacy and effectiveness of our accounting and financial reporting processes and systems of internal control, including any significant deficiencies and material weaknesses in their design or operation
•Direct responsibility for the appointment, compensation, retention, oversight and, if appropriate, replacement of our independent auditors

* Our board of directors has determined that Mr. Bass qualifies as an “audit committee financial expert,” as the SEC has defined that term.

Compensation Committee
Members	•James Slavet (Chair) •Kerry D. Chandler •Selina Tobaccowala

2022 activity	•Held six meetings •Acted by unanimous written consent three times

Responsibilities
•Review our overall compensation strategy, including base salary, incentive compensation, and equity-based compensation, to assure that it promotes stockholder interests, supports our objectives, and provides for appropriate rewards and incentives for our management and employees
•Annually review and approve all cash-based and equity-based incentive compensation plans and arrangements
•Annually review all director compensation and benefits for service on our board and committees and recommend to our board the form and amount of director compensation

Nominating and Corporate Governance Committee
Members	•Julie Bornstein (Chair) •Robert Bass

2022 activity	•Held five meetings •Acted by unanimous written consent two times

Responsibilities
•Develop and recommend policies regarding our director nomination process
•Identify, evaluate, and select, or recommend that our board selects, nominees for election or appointment to our board
•Periodically review and assess the adequacy of our Corporate Governance Guidelines, Code of Conduct and Ethics, and any other compliance policies that the committee deems appropriate

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying and evaluating director nominees. When evaluating a candidate, the committee considers his or her qualifications, expertise, diversity, and experience in totality, without targeting specific qualities or skills or requiring minimum qualifications. With respect to diversity, the committee does not maintain a formal, written policy on considering diversity in identifying nominees, but it may consider differences of viewpoint, professional experience, education, skillset, and other unique qualities and attributes that contribute to heterogeneity across our board of directors, including characteristics such as race, gender, and national origin.

Our nominating and corporate governance committee will consider director candidates recommended by our stockholders. The committee will evaluate a stockholder-recommended candidate in the same manner as other candidates, as described above.

As noted elsewhere in our proxy statement, stockholders may, pursuant to applicable law and the requirements of our bylaws, nominate candidates to stand for stockholder election to our board of directors. We respect and value this stockholder right.

Stockholders who wish to recommend a candidate for the committee to consider should send us information regarding the candidate by email to legal@redfin.com or by hardcopy to 1099 Stewart Street, Suite 600, Seattle, WA 98101, Attention: Corporate Secretary.

In response to a recent stockholder proposal we received that the proponent confirmed was not prompted by any specific concerns regarding Redfin or our board of directors, we have confirmed, in connection with withdrawal of such proposal following constructive engagement, that we will not, without a stockholder vote, adopt new amendments (except as noted below) to our bylaw provisions that would expressly (1) require nominating investment fund stockholders to disclose the confidential identities of their less than five percent “passive” third-party limited partners who are not otherwise involved in the nomination, campaign or Redfin generally solely because of such member’s economic interests in the nominating fund or (2) require nominating stockholders to disclose unrelated information regarding their confidential future plans for nominating other candidates to other public company boards or prior nominations of other candidates and proposals previously privately submitted to other public companies in the past.

As discussed with the proponent, if our board of directors, in its exercise of its fiduciary responsibilities, deems it’s in the best interests of Redfin and its stockholders to adopt such a provision without delay because of the time to get a stockholder vote, our board of directors will publicly disclose such bylaw amendment according to applicable law and either subsequently submit such bylaw provision to stockholders for ratification or cause such bylaw amendment to expire within two years of the date of its adoption by our board of directors.

Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, and each committee of our board of directors oversees and reviews risk in areas that are relevant to it. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board and to our personnel who are responsible for risk assessment, information about the identification, assessment, and management of critical risks.

Along with our management, our audit committee is responsible for reviewing our major financial and cybersecurity risk exposures while our compensation committee is responsible for reviewing our major compensation-related risk exposures. For each risk area, the applicable committee and our management are also responsible for reviewing the steps we have taken to monitor or mitigate any identified exposures. We believe that our current compensation practices do not create risks that are reasonably likely have a material adverse effect on us.

Audit Committee Report

Redfin’s management has primary responsibility for preparing the company’s consolidated financial statements and for its financial reporting process. The audit committee has reviewed, and discussed with management, Redfin’s audited consolidated financial statements for the year ended December 31, 2022. The audit committee provides the company’s board of directors with the information and materials the committee deems necessary to make the board aware of financial matters requiring the attention of the board. The audit committee also meets in executive sessions, without the presence of the company’s management, with Deloitte & Touche LLP, the company’s independent registered public accounting firm. The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements for the year ended December 31, 2022 be included in Redfin’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Robert Bass
Austin Ligon
Brad Singer

Director Compensation

Our board of directors establishes our directors’ compensation based on the recommendation of our compensation committee. The committee annually reviews the amount and form of our directors’

compensation, including evaluating data regarding market levels of compensation provided by Compensia, a national executive compensation consultant, and recommends any adjustments based on that review.

We compensate our non-employee directors with a combination of cash and equity, in the form of restricted stock unit, or RSU, awards. Glenn Kelman, our chief executive officer, also serves as a director. We compensate Mr. Kelman solely for serving as our chief executive officer – see “Executive Compensation” below – and do not provide additional compensation for his service as a director.

In April 2022, following our compensation committee’s annual review of director compensation and upon the committee’s recommendation after reviewing market data provided by Compensia, cash compensation fees for our board chair increased to $75,000 (from $65,000) and for our other non-employee directors increased to $45,000 (from $35,000). These amounts had remained unchanged from 2020 to 2021. The annual RSU award increased to $180,000 (from $170,000) for our board chair and $155,000 (from $145,000) for our other non-employee directors.

The table below describes our cash compensation arrangements with our non-employee directors.

Fee type	2022
Board chair fee(1)	$75,000
Board member fee	45,000
Committee chair fee(1)
Audit committee	30,000
Compensation committee	10,000
Nominating and corporate governance committee	10,000
Committee member fee
Audit committee	15,000
Compensation committee	5,000
Nominating and corporate governance committee	5,000

(1) The board chair and each committee chair receives only the fee due to him or her as chair and does not receive an additional fee as a member of our board or a committee, respectively.

Immediately following our 2022 annual meeting in June, we granted each of our then non-employee directors, excluding David Lissy, our board chair, a $155,000 RSU award. We granted Mr. Lissy a $180,000 RSU award. We computed the number of RSUs granted by dividing the dollar value of the RSU award by the average closing price of our common stock for the 30 trading days prior to the date of our 2022 annual meeting. These awards vest on June 17, 2023, so long as the non-employee director continues to provide services to us through such date. Our non-employee directors can defer settlement of their annual RSU award to the sixtieth day following the day that they are no longer providing services to us or, if earlier, following a change in control transaction.

The following table provides information regarding the compensation earned by our non‑employee directors in 2022.

Name	Fees earned or paid in cash ($)	Stock awards(1)(2)(3) ($)	Option awards(3) ($)	Total ($)
Robert Bass	75,000	119,218	—	194,218
Julie Bornstein	63,750	119,218	—	182,968
Kerry D. Chandler	59,375	119,218	—	178,593
Austin Ligon	55,000	119,218	—	174,218
David Lissy	88,750	138,446	—	227,196
Robert Mylod, Jr.	37,363	—	—	37,363
Brad Singer	42,242	149,232	—	191,474
James Slavet	63,750	118,218	—	181,968
Selina Tobaccowala	46,250	119,218	—	165,468

(1) As required by the SEC's rules, the amounts in this column represent the grant date fair value of the non-employee director's 2022 RSU award computed in accordance with the applicable accounting standard. These amounts do not correspond to the actual economic value that may be received by our directors from the RSU awards. Please see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2022 for the assumptions we made in computing the grant date fair value.

(2) Mr. Lissy has deferred settlement of his 2022 RSU award to the sixtieth day following the day that he is no longer providing services to us or, if earlier, following a change in control transaction.

(3) The table below reports the number of RSU and stock option awards held by each non-employee director as of         December 31, 2022. RSU awards that have vested, but whose settlement into shares have been deferred, are reported separately.

Name	RSU awards	Vested RSUs awards with deferred settlement	Stock option awards
Robert Bass	14,664	—	66,666
Julie Bornstein	14,664	—	20,000
Kerry D. Chandler	14,664	—	—
Austin Ligon	14,664	9,243	37,567
David Lissy	17,029	25,428	—
Brad Singer	16,155	—	—
James Slavet	14,664	3,767	—
Selina Tobaccowala	14,664	—	—

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section provides information about the 2022 compensation of the named executive officers, or NEOs, listed below.

Name	Position
Glenn Kelman	Chief executive officer
Chris Nielsen	Chief financial officer
Bridget Frey	Chief technology officer
Anna Stevens*	Chief human resources officer
Adam Wiener	President of real estate operations

* Ms. Stevens joined the company in August 2022.

Our Business

We help people buy and sell homes. Representing customers in over 100 markets in the United States and Canada, we are a residential real estate brokerage. We pair our own agents with our own technology to create a service that is faster, better, and costs less. We meet customers through our listings-search website and mobile application.

We use the same combination of technology and local service to originate mortgage loans and offer title and settlement services. Since April 2021, we’ve also offered digital platforms to connect consumers with available apartments and houses for rent.

Our mission is to redefine real estate in the consumer’s favor.

Our Compensation Philosophy

Our compensation philosophy is to provide a competitive total pay package that allows us to attract and retain the most qualified individuals to lead our business, while rewarding them largely based on our short-term and long-term financial performance, and for increasing value for our stockholders.

Based on this philosophy, our compensation committee aimed to pay our NEOs in 2022 mostly via equity rather than cash, thereby focusing our NEOs on increasing our company’s value over the long-term. Additionally, the committee used at-risk, performance-based equity compensation as a significant component of our NEOs’ 2022 compensation, so that they will realize meaningful portions of their compensation only if our company performs at a high level.

Our Process for Setting NEO Compensation

The compensation committee of our board of directors is primarily responsible for setting the compensation of our NEOs. Its responsibilities include determining (i) the dollar amount for each element of our NEOs’ direct compensation, (ii) the structure, metrics, and targets we use for our performance-based compensation elements, and (iii) the group of companies we use to evaluate market-competitive rates of compensation. When discharging its responsibilities, the committee relies on input from our management and our independent compensation consultant, whose roles are discussed below. David Lissy, our chairman, also assists the committee in determining Mr. Kelman’s compensation. After its review and evaluation of input from our management and compensation consultant, the committee recommends to our board of directors the compensation to be paid to our NEOs, and our board approves the compensation following deliberation.

Our management provides our compensation committee with its perspectives on certain aspects of our NEOs’ compensation, including the relevant metrics and targets used in our performance-based compensation elements and the companies that constitute our compensation peers. Additionally, for each

NEO except for himself, Mr. Kelman provides his review of the NEO’s individual performance to the committee and recommends an amount of compensation for the NEO, informed by that NEO’s individual performance and data regarding market levels of compensation for that NEO’s role and scope of responsibility. Mr. Kelman does not participate in deliberations by our board of directors or the committee on his own compensation.

For 2022, our compensation committee engaged Compensia, a national executive compensation consultant. In connection with engaging Compensia, the committee considered the independence factors established by Nasdaq and the SEC and concluded that the engagement did not create any conflicts of interest and that Compensia was independent. Compensia supported the committee by providing input on the compensation of certain of our officers, including our NEOs, and our non-employee directors. Specifically, our compensation committee directed Compensia to:

•update the peer group used to determine the competitive market for executive and director compensation;

•assess the competitiveness of our executive compensation program;

•assess long-term incentive practices for executives;

•provide competitive market practice information regarding non-executive compensation; and

•assess the competitiveness of our director compensation program.

Our Considerations in Setting NEO Compensation

Our compensation committee relied primarily on its subjective consideration of various factors to set the amounts of our NEOs’ 2022 compensation. First and foremost, the committee, together with our board chairman, evaluated our chief executive officer’s performance and the committee considered our chief executive officer’s evaluation of each other NEO’s performance. The committee also considered each NEO’s scope of responsibility, historical compensation with us, including the retentive value of prior equity awards, and internal pay equity. Additionally, the committee reviewed how our compensation peers pay executives with similar responsibilities, as described in more detail below. Finally, with respect to our chief executive officer’s compensation, the committee considered our lack of profitability and our culture of thrift, which informs our belief that our chief executive officer’s compensation is largely based on, and should reflect, the efforts of all employees within our company.

In setting the 2022 compensation for Messrs. Kelman, Nielsen, and Wiener and Ms. Frey, our compensation committee reviewed compensation market data, as described below. Upon joining the company in August 2022, Ms. Stevens’ compensation was determined through arms’ length negotiations, taking into account her qualifications, experience, expected contributions, and compensation peers’ market data.

We review our peer group annually based on financial and other criteria that include industry, revenue, enterprise value, gross profit, gross margin, product or service offering, and headquarter location. For 2022, we removed Cornerstone OnDemand and Stamps.com from our peer group due to their having been acquired and retained the remaining 18 companies previously used in 2021. We refer to these companies collectively as our primary peers for purposes of our 2022 compensation decisions.

2U	Envestnet	Q2
AppFolio	frontdoor	RE/MAX
Avalara	Guidewire Software	Shutterstock
Bright Horizons Family Solutions	Marcus & Millichap	The RealReal
CarGurus	Opendoor Technologies	TripAdvisor
Chegg	Overstock.com	Zillow Group

As a supplement to the primary peer data, where appropriate due to limited sample size of data within our primary peers, Compensia further provided the committee with additional comparative market data for a broader group of 37 public companies, including 12 of our primary peers, from the Radford Global Technology Survey. These companies had revenues, enterprise values, and gross profit that were consistent with our primary peers named above. We refer to these companies as the Radford peers. In setting each NEO’s compensation, our compensation committee did not determine amounts based solely on comparison against certain compensation percentiles within the primary peer or Radford peer data. Rather, the committee used this data to obtain a general understanding of our peers’ and broader market compensation practices and then relied on its judgment, including consideration of the factors described above in totality, to set each NEO’s compensation.

Elements of Our NEOs' Direct Compensation

The table below describes the principal elements of our executive compensation program in 2022.

Element	Description	Objective	Recipient
Base salary	Cash (fixed)	•Provide a guaranteed level of income	Each NEO
Executive bonus plan	Cash (variable based on our achievement of pre-established financial and diversity metrics)	•Provide opportunity to earn additional cash compensation by achievement of certain annual company goals	Each NEO, other than CEO
Restricted stock unit, or RSU, awards	Equity (RSUs that vest into shares of our common stock over four years)	•Align officers' and stockholders' interests by rewarding creation of long-term stockholder value •Retention through use of a multi-year vesting schedule	Each NEO, other than CEO
Performance stock unit, or PSU, awards	Equity (PSUs that are earned and settle in shares of our common stock at the end of a three-year period based on our achievement of defined goals during that period)	•Incentivize long-term company achievements •Align officers' and stockholders' interests by rewarding creation of long-term stockholder value	Each NEO, other than CEO

We use the following terms when describing our NEOs' compensation.

•Target total direct compensation. This amount is the sum of an NEO's target cash compensation and target equity compensation.
•Target cash compensation. This amount is the sum of an NEO's base salary and his or her target payment under our executive bonus plan.
•Target equity compensation. This amount is the sum of the dollar value of an NEO's RSU award and the target dollar value of his or her PSU award.

Target Cash Compensation

The cash component of an NEO's target total direct compensation consisted of base salary and, other than Mr. Kelman, a potential payment under our executive bonus plan, where each NEO has an opportunity to earn threshold, target, and maximum amounts based on our actual performance as measured against one or more financial or operating goals. For each year's executive bonus plan, our compensation committee can establish any financial or operating goal that applies to our company as a whole or any of our departments, and goals may vary from year to year at the committee's discretion.

The table below sets forth our NEOs’ target cash compensation for 2022, compared to 2021. For each year it includes both the base salary and target payment under the applicable year’s executive bonus plan.

NEO	2022 target cash compensation	2021 target cash compensation
Glenn Kelman	$300,000	$300,000
Chris Nielsen	$750,000	$700,000
Bridget Frey	$675,000	$550,000
Anna Stevens(1)	$637,500	N/A
Adam Wiener	$700,000	$600,000

(1) With respect to Ms. Stevens, her 2022 target cash compensation reflects a full year amount. Her actual salary and target bonus are prorated for 2022 based on her start date in August 2022. It also excludes a one-time $1,300,000 signing bonus received in connection with her hiring in August 2022, which is payable in two installments: $750,000 upon her hiring, and $550,000 upon her first anniversary with the Company. Each installment is subject to forfeiture in the event that she terminates her employment prior to her one-year anniversary with respect to the first installment, and two-year anniversary with respect to the second installment. Amounts reported in the Summary Compensation Table reflect pro-rated cash compensation actually paid during 2022. For more information about Ms. Stevens’ compensation, please see “—Ms. Stevens’ 2022 Compensation” below.

In setting our NEOs’ target cash compensation, our compensation committee considered the factors described under “Our Considerations in Setting NEO Compensation” above, including looking at the peer group data to gain an understanding of target cash compensation for our compensation peers’ executives. Increases to the target cash compensation for select NEOs were intended to improve market positioning of these NEOs relative to similarly situated executives at peer group companies, internal equity, and individual performance of these executives. With respect to Mr. Kelman’s target cash compensation, the committee also considered his request for no or a minimal increase to his base salary and to be paid a bonus only when we achieve profitability.

After determining the target cash compensation for each NEO (other than Ms. Stevens), our compensation committee first set the 2022 base salary for the NEO and then established a target payout for the NEO under our 2022 executive bonus plan, in each case as set forth in the tables below. This payout represented the difference between an NEO’s target cash compensation and his or her base salary. These amounts are reflected in the tables below.

NEO	2022 base salary	2021 base salary
Glenn Kelman	$300,000	$300,000
Chris Nielsen	$500,000	$500,000
Bridget Frey	$450,000	$350,000
Anna Stevens	$425,000	N/A
Adam Wiener	$400,000	$400,000

NEO	Target payment under 2022 executive bonus plan	Target payment under 2021 executive bonus plan
Glenn Kelman(1)	$—	$—
Chris Nielsen	$250,000	$200,000
Bridget Frey	$225,000	$200,000
Anna Stevens(2)	$212,500	N/A
Adam Wiener	$300,000	$200,000

(1) At Mr. Kelman’s request, he will participate in the annual executive bonus plan only if we budget for positive net income for the year. Additionally, if Mr. Kelman participates in the plan for a given year, then he will receive a payout only if we achieve positive net income for that year. We did not budget for positive net income in either 2021 or 2022. Accordingly, Mr. Kelman has continued to decline participation in the executive bonus plan for 2022.

(2) With respect to Ms. Stevens, the $212,500 target payment represents her full-year bonus target. It was prorated for     2022 based on the five months she worked with us in 2022.

Our 2022 executive bonus plan had a potential payout ranging from 0 to 150% of an NEO’s target. The payout depended on our achievement of the financial and diversity goals described below. Financial goals accounted for 90% of the target payout, and diversity goals accounted for the remaining 10%. These goals were largely unchanged from those used during 2021, with certain refinements to consolidate the revenue sources that comprised our financial goals to better reflect how we currently run our business. In addition, for 2022 we adjusted the relative weighting of these metrics compared to 2021 to be consistent with our business priorities for the year. In particular, the committee increased the weighting of our net loss goal compared to 2021 (from 25% to 45%) given our current focus on driving towards profitability, and decreased the weighting of our diversity goals given lack of expected hiring activity during the year (from 25% to 10%).

The financial goals measure our achievement of 2022 revenue across five of our financial reporting segments, as well as our 2022 net loss. The revenue goal is split into our (i) aggregate revenue across our real estate services, rentals, mortgage, and other segments, and (ii) our properties segment. The net loss goal is our 2022 net loss. The same financial goals applied to each NEO.

The diversity goals measure the percentage of management employees and individual contributor employees who are persons of color or underrepresented minorities, depending on the Redfin business unit being assessed. NEOs’ diversity goals were based on one of three business units that related to their general oversight: our real estate businesses (i.e., field), our administrative departments (i.e., headquarters), or both (i.e., company-wide). Mr. Nielsen and Ms. Frey were subject to headquarters diversity goals, Ms. Stevens was subject to diversity goals related to our entire employee population, and Mr. Wiener was subject to diversity goals related to our real estate services employees.

The table below details the threshold, target, and maximum amounts, as well as the actual achievement, with respect to each goal. Achievement of goals between each of the levels was measured on a straight-line interpolation basis, and the corresponding payment was likewise determined on a corresponding straight-line interpolation basis.

	Threshold		Target		Maximum		Actual
Goal	Achievement	Payout	Achievement	Payout	Achievement	Payout	Achievement	Payout
Financial goals(1)
Real estate services revenue	$1,232,000	0%	$1,432,000	40.0%	$1,632,000	60.0%	$1,100,000	0.00%
Properties revenue	$940,000	0%	$1,340,000	5.0%	$1,740,000	7.5%	$1,203,000	3.30%
Net loss	$(184,625)	0%	$(154,625)	45.0%	$(124,625)	67.5%	$(321,000)	0.00%
Financial goals subtotal		0%		90.0%		112.5%		3.30%
Diversity goals - company wide
Field individual contributors	34.6%	0%	35.6%	2.5%	36.6%	3.75	33.7%	0.00%
Field managers	23.5%	0%	24.5%	2.5%	25.5%	3.75%	27.6%	3.75%
Headquarters individual contributors	13.9%	0%	14.9%	2.5%	15.9%	3.75%	15.6%	3.38%
Headquarters managers	9.2%	0%	10.2%	2.5%	11.2%	3.75%	10.9%	3.38%
Diversity goals - company wide - subtotal		0%		10.0%		15.0%		10.5%
Diversity goals - field
Diversity: field individual contributors	34.6%	0%	35.6%	5%	36.6%	7.50%	33.7%	0.0%
Diversity: field managers	23.5%	0%	24.5%	5%	25.5%	7.50%	27.6%	7.5%
Diversity goals - field – subtotal		0%		10.0%		15.0%		7.5%
Diversity goals - headquarters
Headquarters individual contributors	13.9%	0%	14.9%	5%	15.9%	7.50%	15.6%	6.75%

Headquarters managers	9.2%	0%	10.2%	5%	11.2%	7.50%	10.9%	6.75%
Diversity goals - headquarters - subtotal		0%		10.0%		15.0%		13.5%

(1) All financial goals are reported in thousands of dollars.

The table below shows the achievement by each NEO of the financial and diversity goals, along with the amount they earned under our 2022 executive bonus plan.

NEO	Target Payment under 2022 Executive Bonus Plan	Achievement of Financial Goals	Achievement of Diversity Goals	Total Achievement	Amount Earned under 2022 Executive Bonus Plan
Chris Nielsen	$250,000	3.3%	13.5%	16.8%	$42,000
Bridget Frey	$225,000	3.3%	13.5%	16.8%	$37,800
Anna Stevens(1)	$88,542	3.3%	10.5%	13.8%	$12,219
Adam Wiener	$300,000	3.3%	7.5%	10.8%	$32,400

(1) Reflects the prorated portion of Ms. Stevens’ Bonus target and amount earned for 2022.

Target Equity Compensation

Other than for Mr. Kelman, the equity component of an NEO’s target total direct compensation consisted of an equal amount of (i) time-based RSU awards that vest into shares of our common stock dependent on the NEO’s continued service with us and (ii) PSU awards that are earned and settle into shares of our common stock dependent on (A) our achievement of three pre-established performance objectives, each of which can be achieved independently of the other two, and (B) the NEO’s continued service with us. The committee sought to grant RSUs and PSUs in equal proportions to balance the three considerations of driving specific company performance goals, alignment with our stockholders’ interests, and retention.

For Mr. Kelman, our compensation committee did not grant him any equity compensation in light of his current equity ownership and request to again not receive any equity in 2022.

The table below sets forth our NEOs’ target equity compensation for 2022, compared to 2021.

	2022 equity compensation ($)			2021 equity compensation ($)
NEO	RSU award(1)	PSU award(1)	Target equity compensation	RSU award(1)	PSU award(1)	Target equity compensation
Chris Nielsen	1,037,500	1,037,500	2,075,000	785,000	785,000	1,570,000
Bridget Frey	875,000	875,000	1,750,000	800,000	800,000	1,600,000
Anna Stevens(2)	750,000	750,000	1,500,000	—	—	—
Adam Wiener	1,250,000	1,250,000	2,500,000	1,050,000	1,050,000	2,100,000

(1) Our compensation committee granted RSUs and PSUs based on the dollar values in the table. To determine the number of shares underlying these awards, we converted the dollar value of the award into a number based on the average closing price of our common stock for the 30 trading days prior to the date of our compensation committee's approval of the grant.

(2) The amounts in the table for Ms. Stevens represent the annual target value of grants made to her in connection with hiring, as discussed below under “—Ms. Stevens’ 2022 Compensation.”

In setting our NEOs’ target equity compensation, our compensation committee considered the factors described under “Our Considerations in Setting NEO Compensation” above, including looking at the peer group data to gain an understanding of target equity compensation for our compensation peers’ executives.

RSU award. Our RSU awards generally follow a four-year vesting schedule. One quarter of each NEO’s 2022 RSU award will vest in May 2023 and one sixteenth of the award will vest quarterly thereafter, such that the entire award will be vested in May 2026, subject to the NEO’s continued service on each applicable vesting date.

PSU award. Our PSU awards vest upon the conclusion of a three-year performance period. Each PSU award has three performance objectives, and the target number of PSUs granted is equally allocated among the three performance objectives. For each objective, the actual number of PSUs that may be earned and settled into shares of our common stock will depend on our achievement of that objective.

Each performance objective has threshold, target, and maximum levels, with achievement resulting in 25%, 100%, and 200%, respectively, of the target number of PSUs for that objective being earned. If we achieve below the threshold level for an objective, then no PSUs allocated to that objective will be earned. Achievement between each of the levels will be measured on a straight-line interpolation basis, and the corresponding number of PSUs will likewise be determined on a corresponding straight-line interpolation basis. Any PSUs that are earned at the end of the three-year performance period will vest and settle into shares of our common stock upon the committee’s certification of the achievement level.

The table below describes the three performance objectives for our 2022 PSU awards.

Performance objective	Performance period	What it measures
Net income	January 1, 2022 - December 31, 2024	Our progress on our drive towards profitability
Market share gain	January 1, 2024 - December 31, 2024	Our ability to grow our real estate services business
Relative total shareholder return (TSR)	May 26, 2022-December 31, 2024	Our achievement of long-term investment returns for our shareholders

Net income (loss). Our net income (loss) for the three-year performance period is the cumulative net income (loss) over the three-year period, as calculated for each year in accordance with U.S. Generally Accepted Accounting Principles.

Market share gain. Market share is our U.S. market share by units for 2024, as will be reported in our 2024 annual report. We calculate our market share by aggregating the number of brokerage transaction sides (buy-side or sell-side) and our partner transaction sides (buy-side or sell-side), which we collectively refer to as real estate services transactions. Then, in order to account for both the sell- and buy-side components of each transaction, we divide that value by two-times the estimated aggregate value of U.S. home sales.

At the time of grant (and at the time of grant of the previously granted 2020 and 2021 PSUs), we determined this “market share gain” metric by reference to the “U.S. Market Share by Value” for applicable fiscal year, based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which was computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set, and consequently we are now reporting the U.S. Market Share based on the number of homes sold (the “U.S. Market Share by Units”), rather than the dollar value of homes sold. NAR’s methodology change necessitated we adjust the “market share gain” metric so that it we can measure it. Accordingly, in 2022, we revised the “market share gain” metric in the 2020, 2021 and 2022 PSUs to (i) align it to the “U.S. Market Share by Units” metric we disclose in our public filings so that this “market share gain” metric is measurable and consistent with the performance metrics provided to and tracked by stockholders and (ii) amend this “market share gain” metric’s achievement levels to appropriately measure attainment by reference to U.S. Market Share by Units in proportion to the prior U.S. Market Share calculation.

Relative total shareholder return (TSR). Relative TSR measures the change in our stock price relative to the change in stock prices for companies in the S&P 400 MidCap Index, or S&P 400 (adjusted to reflect any reinvested dividends). We will determine the change in stock price based on the average closing price for the 30 trading days at the end of the performance period relative to the same period immediately preceding the commencement of the performance period. Only companies that were part of the S&P 400 at the beginning of the performance period and that remain publicly traded at the end of the performance period will be considered. The beginning of the performance period - May 26, 2022 - represents the grant date for our 2022 PSU awards.

Ms. Stevens' 2022 Compensation

Ms. Stevens joined us as chief human resources officer in August 2022. When approving our offer to Ms. Stevens to join the Company, the committee reviewed market data from Compensia as discussed above and considered various factors, including: (i) the competitive landscape for recruiting a chief human resources officer; (ii) the current value and potential appreciation of our stock price relative to other possible employers for Ms. Stevens, and (iii) the compensation of our other executive officers and internal pay equity.

Upon joining the Company, Ms. Stevens’ base salary and target payout under our executive bonus was $425,000 and $212,500, respectively. As part of Ms. Stevens’ employment offer, we agreed to pay her a one-time $1,300,000 signing bonus in two installments. We paid the first installment of $750,000 upon commencement of her employment. The second installment of $550,000 will be paid upon Ms. Stevens’ first anniversary, assuming continued employment through that date. Each installment is subject to forfeiture in the event that her employment terminates prior to her one-year anniversary with respect to the first installment, and two-year anniversary with respect to the second installment. The Committee determined that this signing bonus was necessary to offset compensation foregone by Ms. Stevens in connection with leaving her prior employer and to incentivize Ms. Stevens’ to join the Company.

As part of the offer for Ms. Stevens to join the Company, as described above under “—Elements of Our NEOs’ Direct Compensation—Target Equity Compensation” we granted her an RSU award and a PSU award, each with a target aggregate value of $750,000. The Committee determined these grants were necessary and advisable to induce Ms. Stevens to join the Company in light of significant foregone equity compensation from her prior employer, and to incentivize and retain Ms. Stevens upon her joining the Company. We converted the dollar value of these awards into a number of shares based on the average closing price of our common stock for the 30 trading days prior to the date of our compensation committee’s approval of the grant. The RSU award was scheduled to vest over four years, following our standard vesting schedule for new employees’ RSU awards. The performance objectives for the PSU award matched those of the PSU awards granted to our executives in May 2022.

Results of PSUs Granted in 2020

In 2020, we granted PSUs to our then-serving executives other than Mr. Kelman, in light of his equity ownership at the time and request not to receive additional equity awards, that would be earned based three equally weighted performance measures from 2020 through 2022 – gross profit, market share and relative TSR as compared to the performance of the S&P 400 over the performance period. Each executive earned a percentage of his or her target PSUs based on our resulting performance for each measure, as set forth in the table below.

Performance Condition Achievement Level	Target	Actual	Payout
Gross Profit	$905,000,000	$921,982,843	123%
Market Share	0.76	0.7979	194.7%

Relative TSR	50th Percentile	<1st Percentile	0%
		Total Payout	105.9%
Accordingly, each executive who received a 2020 PSU award (which includes each NEO other than Mr. Kelman and Ms. Stevens), received 105.9% of the award’s target amount, with such awards vesting in full in February 2023 upon our compensation committee’s certification of the actual achievement level.

Other Benefits Available to Our NEOs

In addition to the elements of direct compensation described above, our NEOs are also eligible to receive other standard employee benefits. Consistent with our culture of thrift, we do not offer our NEOs any benefit that is unavailable on the same basis to our other full-time employees. The most significant of these benefits include (i) health and life insurance coverage, (ii) paid-time off, (iii) the opportunity to purchase shares of our common stock at a discount pursuant to our 2017 Employee Stock Purchase Plan, (iv) the ability to contribute to a 401(k) retirement plan, including a company match of up to $2,000 on contributions beginning in 2022, and (v) the opportunity to purchase transit and parking using pre-tax dollars.

Agreements with Our NEOs

We do not have an employment agreement with any of our NEOs, but we have entered into employment offer letters with each NEO. Pursuant to these offer letters, each NEO is an “at-will” employee, receives a base salary, has the opportunity to earn an incentive bonus under our executive bonus plan, and is eligible to receive our standard employee benefits.

We have entered into a change in control and severance agreement with each of our NEOs that provides for payments and benefits to the NEO upon a qualifying termination of employment in connection with a change in control. Please see “Potential Payments upon Termination or Change in Control—Change in Control Severance Agreement” below for more information.

Share Ownership and Anti-Hedging Policies

We have adopted a share ownership policy that requires each NEO to beneficially own a minimum dollar value of our common stock, or a minimum number of shares, after being an executive officer for four years. Please see “Our Corporate Governance—Share Ownership and Retention Policy.”

We also prohibit each NEO from purchasing any financial instrument, or otherwise engage in transactions, that hedge, pledge or offset, or are designed to hedge or offset, any decrease in the value of our common stock owned by the NEO. For more information about these policies, please see “Our Corporate Governance” below.

Certain Tax and Accounting Impacts of Our NEO Compensation

The Tax Cuts and Jobs Acts of 2017 amended a tax law that governed whether we can deduct certain types of compensation paid to an NEO that exceeds $1,000,000 for any year. For this purpose, compensation is based on tax laws and is not necessarily the same as the amount reported for an NEO in the Summary Compensation Table below. Because of uncertainties in the interpretation and implementation of the amendment, there is no guarantee on whether we will be able to fully deduct our NEOs’ compensation.

We record compensation expense for the equity awards granted to our NEOs based on the grant date fair value of the awards, and we recognize the expense over the service period for the award. We determine both the grant date fair value and the service period based on accounting standards. To the extent an NEO forfeits his or her award or we determine that the probable outcome of the PSU award’s performance condition is no longer the same as it was on the grant date, then we will adjust, in the period of the forfeiture or determination, the previously recognized expense.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the section entitled "Compensation Discussion and Analysis" above. Based on this review and discussion, the compensation committee recommended to Redfin's board of directors that the "Compensation Discussion and Analysis" section be included in this proxy statement.

James Slavet
Kerry D. Chandler
Selina Tobaccowala

Summary Compensation Table

The following table provides information regarding our NEOs' compensation for 2022, 2021, and 2020.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards(2)(3) ($)	Non-equity incentive plan compensation(4) ($)	Total ($)
Glenn Kelman (chief executive officer)	2022	300,000	—	—	—	300,000
	2021	299,341	—	—	—	299,341
	2020	63,132	477	—	—	63,609
Chris Nielsen (chief financial officer)	2022	500,000	—	1,840,328	42,000	2,382,328
	2021	501,374	—	1,616,354	160,000	2,277,728
	2020	470,275	477	1,486,497	—	1,957,249
Bridget Frey (chief technology officer)	2022	411,538	—	1,552,097	37,800	2,001,435
	2021	350,962	—	1,647,196	160,000	2,158,158
	2020	346,539	477	1,664,888	—	2,011,904
Anna Stevens(1) (chief human resources officer)	2022	163,462	750,000	1,997,780	—	2,911,242
Adam Wiener (president of real estate operations)	2022	400,000	—	2,217,265	32,400	2,649,665
	2021	401,099	—	2,162,070	122,600	2,685,769
	2020	396,044	477	1,724,318	—	2,120,839

(1) Ms. Stevens’ employment with us began on August 1, 2022.

(2) The amounts in this column represent the aggregate grant date fair value of RSU awards and PSU awards. We computed the grant date fair value of the 2022 PSU awards as follows: (i) assuming 100% achievement of target for the 1/3 of shares subject to the aggregate gross profit performance metric, which was the probable outcome of such performance condition on the grant date, (ii) assuming 100% achievement of target for the 1/3 of shares subject to the market share performance metric, which was the probable outcome of such performance condition on the grant date, and (iii) based on a Monte Carlo simulation for the 1/3 of shares subject to the relative total shareholder return performance metric. Assuming maximum achievement of the 2022 PSU awards’ performance conditions, the grant date fair value of (i) the 2022 PSU awards would have been $1,933,953 for Mr. Nielsen, $2,162,968 for Ms. Stevens, $2,330,065 for Mr. Wiener, and $1,631,057 for Ms. Frey and (ii) all 2022 RSU awards and PSU awards, in the aggregate, would have been $2,807,304 for Mr. Nielsen, $3,079,264 for Ms. Stevens, $3,382,297 for Mr. Wiener, and $2,367,626 for Ms. Frey.

(3) As required by the SEC’s rules, the amounts in this column represent the aggregate grant date fair value of equity awards computed in accordance with the applicable accounting standard. These amounts do not correspond to the actual economic value that may be received by our NEOs from the equity awards. Please see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions we made in computing the grant date fair value.

(4) The amounts in this column represent the amounts earned under our executive bonus plan for the respective year.

Grants of Plan-Based Awards Table

The following table provides information regarding grants of awards to our NEOs, other than Mr. Kelman who did not receive any grants, during 2022 pursuant to our executive bonus plan and, with respect to equity awards, our 2017 Equity Incentive Plan.

Name	Grant date	Estimated possible payout under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units(3) (#)	Grant date fair value of stock awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Chris Nielsen		0	250,000	375,000
	5/26/2022							87,774
	5/26/2022				21,942	87,774	175,548		873,351
Bridget Frey		0	225,000	375,000
	5/26/2022							74,027
	5/26/2022				18,506	74,027	148,054		736,569
Anna Stevens		0	212,500	318,750
	12/1/2022							166,297
	12/1/2022				41,574	166,297	332,594		916,296
Adam Wiener		0	300,000	450,000
	5/26/2022							105,752
	5/26/2022				26,436	105,752	211,504		1,052,232

(1) The amounts in this column represent possible payouts under our 2022 executive bonus plan.

(2) The amounts in this column represent the potential shares that could be earned pursuant to PSU awards.

(3) The amounts in this column represent RSU awards.

(4) As required by the SEC's rules, the amounts in this column represent the aggregate grant date fair value of equity awards computed in accordance with the applicable accounting standard. We computed the grant date fair value of PSU awards as follows: (i) assuming 100% of target for the 1/3 of shares subject to the aggregate gross profit performance metric, which was the probable outcome of such performance condition on the grant date, (ii) assuming 100% of target for the 1/3 of shares subject to the market share performance metric, which was the probable outcome of such performance condition on the grant date, and (iii) based on a Monte Carlo simulation for the 1/3 of shares subject to the relative total shareholder return performance metric. These amounts do not correspond to the actual economic value that may be received by our NEOs from the equity awards.

Outstanding Equity Awards at Year-End Table

The following table provides information regarding our NEOs' outstanding option, RSU, and PSU awards as of December 31, 2022.

		Option Awards			Stock Awards
Name	Vesting commencement date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(3) (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2) ($)
Glenn Kelman	7/26/2013	211,111	3.75	11/26/2023
	11/23/2015	483,333	8.61	11/24/2025

		Option Awards			Stock Awards
Name	Vesting commencement date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(3) (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2) ($)
	2/03/2016	10,047	8.97	2/03/2026
	9/27/2016	8,148	8.10	9/29/2026
	6/14/2017	1,296	10.80	6/14/2027
	N/A	300,000	27.50	6/1/2029
Chris Nielsen	6/17/2013	490,099	2.25	8/2/2023
	5/2/2016	83,333	9.15	5/11/2026
	5/1/2017	166,666	10.80	6/14/2027
	5/20/2019				3,316	14,060
	12/1/2020				5,262	22,311
	6/01/2021				8,255	35,001
	5/26/2022				87,774.00	372,162
	N/A						14,032(4)	59,496
	N/A						13,207(5)	55,998
	N/A						87,774(6)	372,162
Bridget Frey	11/25/2013	37,081	3.75	11/26/2023
	5/4/2014	6,509	6.42	07/10/2024
	8/24/2014	5,807	6.39	10/14/2024
	1/1/2015	135,333	7.38	04/13/2025
	5/1/2015	51,116	8.61	10/28/2025
	5/2/2016	99,999	9.15	05/11/2026
	5/1/2017	16,666	10.80	06/14/2027
	5/20/2019				3,979	16,871
	12/1/2020				5,894	24,991
	6/01/2021				8,413	35,671
	5/26/2022				74,027.00	313874
	N/A						15,716(4)	66,636
	N/A						13,459(5)	57,066
	N/A						74,027(6)	313,874
Anna Stevens	12/1/2022				166,297	705,099
	N/A						166,297.00	705,099
Adam Wiener	5/1/2015	91,807	8.61	10/28/2025
	5/2/2016	59,722	9.15	5/11/2026
	5/2/2016	19,861	8.10	9/28/2026
	5/1/2017	73,881	10.80	6/14/2027
	5/20/2019				3,979	16,871
	12/1/2020				6,104	25,881
	6/1/2021				11,042	46,818
	5/26/2022				105,752	448,388
	N/A						16,277(4)	69,014

		Option Awards			Stock Awards
Name	Vesting commencement date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested(1) (#)	Market value of shares or units of stock that have not vested(2) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(3) (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(2) ($)
	N/A						17,666(5)	74,904
	N/A						105,752(6)	448,388

(1) Subject to the NEO's continuing service, one quarter of the RSU award vests on the one year anniversary of the vesting commencement date and the remaining amounts vest equally each quarter thereafter, such that the entire award will be vested on the four year anniversary of the vesting commencement date.

(2) The market value is based on the closing price of our common stock on December 30, 2022, the last trading date of 2022.

(3) Subject to the NEO's continuing service and our achievement of the award's performance condition(s) at least the threshold level, the award is earned and vests or becomes exercisable upon our compensation committee's certification of our achievement of the performance condition(s) following the end of the award's three-year performance period.

(4) Represents the maximum number of shares that may be earned under the award.

(5) Represents the number of shares earned under the award.

(6) Represents the target number of shares that may be earned under each of the three performance conditions under the award.

Option Exercises and Stock Vested Table

The following table provides information regarding exercises of stock options and vesting of RSU awards during 2022.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1) ($)
Glenn Kelman	—	—	—	—
Chris Nielsen	27,000	446,580	71,797	1,377,885
Bridget Frey	103,203	1,440,714	83,687	1,619,719
Anna Stevens	—	—	—	—
Adam Wiener	10,000	41,800	85,406	1,636,091

(1) As required by the SEC's rules, the value realized (i) with respect to exercise of stock options, is based on the difference between the closing price of our common stock on the day of exercise and the exercise price of the option award and (ii) with respect to vesting of RSU awards, is based on the closing price of our common stock on the vesting date. These amounts do not correspond to the actual economic value that was received by our NEOs from such exercise or vesting.

Potential Payments upon Termination or Change in Control

Change in Control Severance Agreement

Each NEO has a change in control severance agreement, or change in control agreement, with us. The change in control agreement provides that the NEO will receive the payments and benefits described below upon either (i) a termination by us of the NEO’s employment without “cause” or (ii) a voluntary resignation by the NEO from his or her employment with “good reason,” in each case during the period three months before a “change in control” and ending 12 months after a “change in control” of our company. The change in control agreement defines the terms “cause,” “good reason,” and “change in control.” We refer to either of these terminations of employment as a “qualifying termination.” The payments and benefits provided by the change in control agreement are contingent upon the consummation of the change in control of our company and the NEO executing a release of claims in favor of our company. The change in control agreement for each NEO expires in July 2023.

In the event of qualifying termination, the NEO will be entitled to: (i) a lump sum payment equal to six months of base salary, (ii) a lump sum payment equal to six months of costs to continue health insurance coverage under COBRA, and (iii) have then-outstanding and unvested non-performance-based stock option and RSU awards accelerate and become vested as if the NEO had continued in service for an additional 24 months. Each NEO’s PSU awards that are deemed earned upon a change in control, as described below, are eligible for acceleration and vesting to the same extent as non-performance-based RSU awards.

If a change in control occurs and our successor or acquirer refuses to assume, convert, or substitute the then-outstanding and unvested non-performance-based RSU awards held by the NEO, then those awards will accelerate in full.

PSU Award Agreements

Under the award agreement for our PSU awards, if a change in control (as defined in the applicable award agreement) occurs and the NEO is providing service to us through the change in control, then the award’s performance metrics will be deemed achieved at 100% of target (other than the relative TSR metric for our PSU awards granted in 2020, 2021, and 2022, whose achievement will be determined by our board, or a board committee, as constituted immediately prior to the change in control).

The resulting number of earned awards will then become subject to time-based vesting, and the NEO will vest 100% of these earned awards as of the end of the performance period originally applicable to the award. To the extent earned but unvested at the time of a change in control, these earned awards are eligible for acceleration and vesting pursuant to the NEO’s change in control agreement, as described above.

If, however, a successor entity does not assume, convert, replace, or substitute the resulting number of earned awards, then these earned awards will accelerate and become vested immediately prior to the consummation of the change in control.

2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan, or 2017 plan, governs all of our NEOs’ equity awards. Pursuant to our 2017 plan, if, upon a change in control (defined as a “corporate transaction” in our 2017 plan), a successor entity does not assume, convert, replace, or substitute outstanding equity award, then the award will accelerate and become vested immediately prior to the consummation of the change in control.

Estimated Value of Payments and Benefits

The table below provides the estimated value of the payments and benefits that would have been received by our NEOs in the following scenarios:

•a change in control of our company occurred on December 31, 2022 and the successor entity assumed, converted, or substituted the NEO’s equity awards;

•a change in control of our company occurred on December 31, 2022 and the successor entity did not assume, convert, or substitute the NEO’s equity awards;

•a change in control of our company occurred on December 31, 2022, the successor entity assumed, converted, or substituted the NEO’s equity awards, and each NEO had a qualifying termination on December 31, 2022 immediately following the change in control; and

•a change in control of our company occurred on December 31, 2022, the successor entity did not assume, convert, or substitute the NEO’s equity awards, and each NEO had a qualifying termination on December 31, 2022 immediately following the change in control.

Name	Cash severance ($)	Payment for continued health insurance coverage ($)	Value from acceleration of unvested RSU awards(1) ($)	Value from acceleration of unearned PSU awards(1) ($)	Total ($)
Glenn Kelman
Change in control and successor assumed equity awards	—	—	—	—	—
Change in control and successor did not assume equity awards(2)	—	—	—	—	—
Change in control, successor assumed equity awards, and qualifying termination(3)	150,000	4,743	—	—	154,743
Change in control, successor did not assume equity awards, and qualifying termination(2)	150,000	4,743	—	—	154,743
Chris Nielsen
Change in control and successor assumed equity awards	—	—	—	—	—
Change in control and successor did not assume equity awards(2)	—	—	442,488	486,505	928,993
Change in control, successor assumed equity awards, and qualifying termination(3)	250,000	14,657	296,269	115,221	676,147
Change in control, successor did not assume equity awards, and qualifying termination(2)	250,000	14,657	442,488	486,505	1,193,650
Bridget Frey
Change in control and successor assumed equity awards	—	—	—	—	—
Change in control and successor did not assume equity awards(2)	—	—	390,484	436,544	827,028
Change in control, successor assumed equity awards, and qualifying termination(3)	225,000	7,662	265,936	123,410	622,008
Change in control, successor did not assume equity awards, and qualifying termination(2)	225,000	7,662	390,484	436,544	1,059,690
Anna Stevens
Change in control and successor assumed equity awards	—	—	—	—	—
Change in control and successor did not assume equity awards(2)	—	—	703,436	703,436	1,406,872
Change in control, successor assumed equity awards, and qualifying termination(3)	212,500	14,566	527,578	—	754,644
Change in control, successor did not assume equity awards, and qualifying termination(2)	212,500	14,566	703,436	703,436	1,633,938
Adam Wiener
Change in control and successor assumed equity awards	—	—	—	—	—
Change in control and successor did not assume equity awards(2)	—	—	536,690	590,910	1,127,600
Change in control, successor assumed equity awards, and qualifying termination(3)	200,000	10,214	359,597	143,579	713,390
Change in control, successor did not assume equity awards, and qualifying termination(2)	200,000	10,214	536,690	590,910	1,337,814

(1) This value is based on the closing price of our common stock on December 30, 2022, the last trading day of the year.
(2) This scenario assumes (i) acceleration of all unvested RSU awards and (ii) the performance condition(s) of each NEO’s PSU award(s) were deemed earned at 100% of target as of the end of the performance period applicable to such awards, and accelerated vesting of all of the resulting number of earned awards.
(3) This scenario assumes (i) acceleration of unvested RSU awards scheduled to vest by December 31, 2024 and (ii) the performance condition(s) each NEO’s PSU award(s) were deemed earned at 100% of target as of the end of the performance period applicable to such awards, and accelerated vesting of the resulting number of earned awards whose performance period ends on or before December 31, 2024.

PROPOSAL 2 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are asking our stockholders to approve, on an advisory basis, our named executive officers' compensation, as disclosed in "Executive Compensation," including "Compensation Discussion and Analysis," the compensation tables, and the related narrative discussion. We refer to this vote as the say-on-pay vote.

Our board of directors recommends that our stockholders vote to approve our named executive officers' compensation for the following reasons:

•We compensated our named executive officers mostly via equity that either had a four-year, time-based vesting schedule or was performance-based with a three-year performance period. This emphasis on equity, rather than cash, compensation focuses them on increasing our company's value over the long term.

•A significant portion of our named executive officers' compensation was performance-based and at risk, including portions of both their cash compensation and equity compensation. This focus on performance-based compensation incentivizes our named executive officers to achieve meaningful financial and non-financial goals that are important to our stockholders.

•A portion of the potential payout under our 2022 executive bonus plan was subject to achievement of employee diversity targets. This inclusion of diversity within our executive compensation program emphasizes our commitment to having a diverse workforce.

As an advisory vote, the vote outcome of this proposal is not binding. However, we value our stockholders' opinions and our compensation committee will consider the outcome of the vote when deciding our named executive officers' compensation in the future.

Our stockholders currently have the ability to cast a say-on-pay vote annually, so our next say-on-pay vote will occur at our 2024 annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION.

CEO PAY RATIO

The ratio of the 2022 total compensation of (i) our chief executive officer, as reported in the Summary Compensation Table, to (ii) our median employee, as computed in the same manner, is 4:1 based on the amounts of $300,000 to $75,333, respectively.

We selected our median employee from our employee population on the last day of our last payroll period for 2022, which was December 17. We refer to this as the determination date. On the determination date, we had 6,632 employees, which exclude (i) our chief executive officer and (ii) 10 employees who we employed in Canada. Canada was the only country outside of the United States where we employed people on the determination date, and our Canadian employees accounted for less than five percent of our total employees on such date.

We identified our median employee by aggregating the dollar amounts of the following compensation types for each employee on the determination date. We aggregated the amounts included in our employees’ first paycheck of 2022 through their last paycheck of 2022.

•Base salary.

•Overtime pay.

•Cash bonuses and payments based on events or transactions. These include payments for taking customers on tours and representing a homebuyer or home seller in closing a home purchase or sale, respectively. These exclude any bonuses that generally cannot be earned more than once by the same employee, such as a starting or relocation bonus.

•Value of vested restricted stock units, as calculated by the number of vested restricted stock units multiplied by our closing stock price on the vesting date.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our CEO and other NEOs, our total shareholder return and that of our selected peer group, our net income and the most important “financial performance measure” used by us to link executive pay with Company performance. This table and the accompanying disclosures are prescribed by SEC rules. Those rules require amounts included in the “compensation actually paid” columns of the table to be calculated according to a particular formula intended to demonstrate the relationship between “compensation actually paid” to a company’s NEOs and the company’s performance. The formula reflects a number of fair value adjustments to equity awards intended to show the change in value of those awards from one year to another. They do not reflect, however, the precise amounts actually earned by or paid to our executives during the years shown in the table.

For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(2)	Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)	Net Income(5)	Adjusted EBITDA(6)
2022	$300,000	($3,310,044)	$2,373,525	($1,219,837)	$20.06	$81.51	$(321,143)	$(191,900)
2021	$299,341	($8,512,013)	$2,569,456	($882,279)	$181.60	$134.42	$(109,613)	$5,032
2020	$63,609	$11,749,117	$1,942,460	$8,169,118	$324.65	$137.33	$(18,527)	$59,124

(1) Glenn Kelman served as CEO for each of the years shown in the table above. The other NEOs for those years were as follows:
•2022: Christopher Nielsen, Bridget Frey, Adam Wiener, Anna Stevens.

•2021: Christopher Nielsen, Bridget Frey, Adam Wiener, Ee Lyn Khoo.

•2020: Christopher Nielsen, Bridget Frey, Adam Wiener, Scott Nagel.

(2) The Summary Compensation Table (“SCT”) totals reported for the CEO and the average of the other NEOs for each year were subject to the adjustments summarized in the two tables below as required by Regulation S-K Item 402(v)(2)(iii) to calculate “compensation actually paid.” Equity values are calculated in accordance with FASB ASC Topic 718. Valuation assumptions used to calculate fair values at the times indicated in the two tables below did not materially differ from those disclosed at the time of grant except for the stock price, percentage of volatility, risk free rate and the term used to calculate the valuations.

	PEO
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$63,609	$299,341	$300,000
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year as reported in SCT	$0	$0	$0
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$0	$0	$0
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$11,685,508	($8,811,354)	$0
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0

+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$0	($3,610,044)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$11,749,117	($8,512,013)	($3,310,044)

	Non-PEO NEOs
Prior FYE	12/31/2019	12/31/2020	12/31/2021
Current FYE	12/31/2020	12/31/2021	12/31/2022
Fiscal Year	2020	2021	2022
SCT Total	$1,942,460	$2,569,456	$2,373,525
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year as reported in SCT	($1,545,952)	($1,862,070)	($1,789,225)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$2,556,959	$1,148,218	$700,667
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$4,706,006	($2,598,543)	($1,351,627)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$509,646	($139,340)	($1,153,178)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0
Compensation Actually Paid	$8,169,118	($882,279)	($1,219,837)

(3) Represents the total shareholder return (“TSR”) of a $100 investment in the Company’s shares as of December 31, 2019, valued again on each of December 31, 2020, 2021 and 2022.

(4) Represents the TSR of the RDG Composite Index based on a $100 investment as of December 31, 2019, valued again on each of December 31, 2020, 2021 and 2022.

(5) Net income as reported in the Company’s audited financial statements.

(6) We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. Adjusted EBITDA is a non-GAAP financial measure. Please see “Quarterly Results of Operations and Key Business Metrics” in our Annual Report on Form 10-K for more information on Adjusted EBITDA, including a reconciliation to Net Loss. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Analysis of the Information Presented in the Pay Versus Performance Table

In this section, we provide a graphic analysis showing a comparison of the compensation actually paid to executives and total shareholder return, net income and Adjusted EBITDA. The “compensation actually paid” is calculated in accordance with the methodology described above.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”) and Peer Group TSR

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and the Company’s cumulative TSR and the RDG Composite Index cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid vs. TSR
$15
$10
$5
$-
$(5)
$(10)
Compensation Actually Paid (millions)
$350
$300
$250
$200
$150
$100
$50
$-
Cumulative TSR
(value of initial $100 investment)
$11.75
$324.65
$8.17
$181.60
$137.33
$(0.88)
$134.42
$(8.51)
$(1.22)
$(3.31)
$81.51
$20.06
2020
2021
2022
PEO
Average for Non-PEO NEOs
TSR
Peer Group TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and our net income during the three most recently completed fiscal years.

Compensation Actually Paid vs. Net Income
$15
$10
$5
$-
$(5)
$(10)
Compensation Actually Paid (millions)
$-
$(50)
$(100)
$(150)
$(200)
$(250)
$(300)
$(350)
Net Income (millions)
$11.75
$8.17
($18.53)
($109.61)
$(0.88)
$(8.51)
$(1.22)
$(3.31)
($321.14)
2020
2021
2022
PEO
Average for Non-PEO NEOs
Net Income (millions)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

Compensation Actually Paid vs. Adjusted EBITDA
$15
$10
$5
$-
$(5)
$(10)
Compensation Actually Paid (millions)
$100
$50
$-
$(50)
$(100)
$(150)
$(200)
$(250)
Adjusted EBITDA (millions)
$11.75
$59.12
$8.17
$5.03
$(0.88)
$(8.51)
$(1.22)
$(3.31)
-$191.90
2020
2021
2022
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the RDG Composite Index over the same period.

TSR vs. Peer Group TSR
Cumulative TSR
(value of initial $100 investment)
$350
$300
$250
$200
$150
$100
$50
$-
$324.65
$181.60
$137.33
$134.42
$100.00
$81.51
$20.06
2019
2020
2021
2022
TSR
Peer Group TSR

Tabular List of Most Important Financial and Non-Financial Performance Measures

The following table presents the financial and non-financial performance measure that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2022 to company performance. The measures in this table are not ranked.

Adjusted EBITDA
Total Shareholder Return
Net Income

OUR CORPORATE GOVERNANCE

Separation of Chairman and Chief Executive Officer

Our board of directors is free to choose its chairman in any way that it deems best for us. Our board, in consultation with our nominating and corporate governance committee, will periodically consider its leadership structure and may change the structure as it deems appropriate.

Our board of directors believes that we and our stockholders are currently best served by having two different people serve as our chairman and as our chief executive officer. Our board of directors believes that the separation of the roles of chairman and chief executive officer provides effective independent oversight of management while allowing our board and management to benefit from our directors’ extensive financial and business expertise.

Other Public Company Directorships

We recommend the following limits with respect to our directors' roles on other public company boards (or comparable governing bodies): (i) if our chief executive officer is also one of our directors, then he or she should not sit on the board of more than one other public company; (ii) no director should sit on the board of more than three other public companies; and (iii) a member of our audit committee should not sit on the audit committee of more than two other public companies. If a director exceeds any of these limits, then our nominating and corporate governance committee will consider, when evaluating our board and audit committee composition, whether service on the other public company boards or audit committees impairs the director's ability to serve with us.

Share Ownership and Retention Policy

Beginning on December 31 of the year in which a director or executive officer has his or her four-year anniversary of becoming a director or executive officer, we require him or her to own a minimum dollar value of our common stock, as described below.

Position	Minimum Ownership
Chief executive officer	6x base salary or floor of corresponding number of shares based on five-year average closing stock price
Non-employee director	5x board cash retainer or floor of corresponding number of shares based on five-year average closing stock price(1)
Executive officer (other than CEO)	3x base salary or floor of corresponding number of shares based on five-year average closing stock price

(1) Excludes retainer for chair or committee service

All shares of our common stock, and shares underlying vested but unexercised in-the-money stock options, that a director or executive officer beneficially owns count toward the minimum threshold. Unvested stock options, restricted stock units, and performance stock units do not count. We assess whether our directors and executive officers meet our share ownership policy on December 31 of each year. To determine the value of shares beneficially owned, we use (i) the average closing price of our common stock for the 90 trading days preceding and including December 31 and (ii) in the case of shares underlying stock options, the intrinsic value of the options.

If a director or executive officer does not own the minimum dollar value of shares, then he or she must hold at least 50% of the aggregate after-tax shares that have been received (and are still owned), and will be received, upon vesting of restricted stock units or performance stock units or exercise of stock options. However, a director or executive officer will not be required to amend an existing 10b5-1 plan to comply with this retention requirement.

Each director and executive officer who was required to have complied with our share ownership and retention policy as of December 31, 2022 was in compliance with the policy on that date. Additionally, David Lissy and Anthony Kappus, while not yet subject to the policy, also owned the minimum dollar value of our common stock required for a non-employee director and executive officer, respectively.

Anti-Pledging and Anti-Hedging Policies

Our directors and executive officers may not pledge Redfin stock as collateral.

We prohibit all employees (including officers) and directors from purchasing any financial instrument, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the value of Redfin stock owned by the person, regardless of how the person acquired his or her Redfin stock. Specific examples of prohibited instruments include prepaid variable forward contracts, equity swaps, collars, and exchange funds.

For purposes of these policies, "Redfin stock" includes our publicly traded common stock, our convertible preferred stock, and our convertible senior notes. These policies' prohibitions extend to (i) people living in the same household as an employee or director and (ii) people or entities whose trading is directed by an employee or director or subject to the employee or director's influence or control.

Related Party Matters

Related Party Transactions Policy

Our board of directors has adopted a written related party transactions policy. Under this policy, we consider each of the following people to be a "related party": director; director nominee; executive officer; and person who beneficially owns more than five percent of our common stock. Our policy requires each related party to notify us of any transaction in which Redfin or any of its subsidiaries participates and that involves (i) the related party, (ii) the related party's immediate family member, (iii) the related party's household member, or (iv) an entity from which the related party or any person covered by clauses (ii) or (iii) may derive an economic benefit. We refer to any such transaction as a "reportable transaction," and we refer to the persons covered by clauses (i) through (iii) of the foregoing sentence as "covered persons."

Our policy directs our general counsel to evaluate each reportable transaction to determine if a covered person will have a direct or indirect material interest in the transaction. In making this evaluation, our general counsel will consider all facts and circumstances regarding the transaction. Our board of directors has concluded that a covered person will not have a direct or indirect material interest in any of the following transactions if he or she receives the same terms as an unrelated third party would have received for the transaction, other than any discount the covered person receives that is also available to our full-time employees or independent contractor licensed sales professionals generally and on a non-discriminatory basis:

•Sell a home using Redfin as the listing agent
•Purchase a home using Redfin as the buyer's agent
•Purchase a home using the Redfin Direct offer tool
•Obtain title insurance or escrow or settlement services through Title Forward, which is our title and settlement subsidiary

If our chief legal officer determines that a covered person has a direct or indirect material interest in a reportable transaction, then he or she will refer the transaction to our nominating and corporate governance committee and ask the committee to review, and if appropriate, approve or ratify the transaction. We refer to any reportable transaction that has been referred to the committee as a "related party transaction."

In deciding whether to approve a related party transaction, our nominating and corporate governance committee will review all facts and circumstances regarding the transaction, including the factors listed below.

•Any conflict of interest, or the appearance of a conflict of interest, of the transaction to us
•The transaction's impact on a director's independence under all applicable legal standards
•If the transaction involves the provision of products or services to us, the availability of comparable products or services from unrelated third parties
•Whether the terms of the transaction are substantially comparable to terms between Redfin and an unrelated third party or employee generally

Our chief legal officer may, at his or her discretion, notify our nominating and corporate governance committee of a reportable transaction that does not constitute a related party transaction in order to keep the committee apprised of a related party's transactions in which we participate. Additionally, our general counsel will also refer a related party transaction to our disclosure committee to evaluate whether we should disclose the transaction in a filing with the SEC. If a reportable transaction involves our general counsel, then our chief financial officer will assume the general counsel's role for purposes of our policy. If a related party transaction involves a member of our nominating and corporate governance committee, then our entire board of directors or another committee, in each case excluding the conflicted director, will evaluate the transaction.

Related Party Transactions

None.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all of our directors and employees, including the persons serving as our principal executive officer, principal financial officer, and principal accounting officer. The code of conduct and ethics is available under the “Governance” section of our investor relations website located at investors.redfin.com. We will disclose any amendment to, or waiver from, our code of conduct and ethics that pertains to the persons serving as our principal executive officer, principal financial officer, or principal accounting officer on the above-referenced website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of our common stock as of April 17, 2023 by:

•each person known to us to be the beneficial owner of more than 5% of our common stock and

•our management, which includes:

◦each of our directors and director nominees;

◦each of our named executive officers, as described in “Executive Compensation” above; and

◦all of our directors and executive officers as a group.

We computed the number of shares beneficially owned and the percentage of our common stock represented by that ownership based on the SEC’s rules. Accordingly, ownership reflects shares over which a person has voting or investment power and includes shares that a person has the right to acquire by June 16, 2023. Except as indicated in the footnotes to the table, each person has sole voting and investment power over the shares reported as beneficially owned by the person.

Name of beneficial owner	Number of shares beneficially owned	Percent of class
>5% beneficial owners
Baillie Gifford & Co	9,757,578(1)	8.8%
Bares Capital Management, Inc.	19,883,921(2)	17.9%
BlackRock, Inc.	7,751,994(3)	7.0%
The Vanguard Group	14,318,508(4)	12.9%
Management
Robert Bass	76,918(5)	*
Julie Bornstein	31,736(6)	*
Kerry D. Chandler	2,493	*
Bridget Frey	748,789(7)	*
Glenn Kelman	2,230,772(8)	2.0%
Austin Ligon	678,338(9)	*
David Lissy	69,835(10)	*
Chris Nielsen	856,596(11)	*
Brad Singer	51,491(12)	*
James Slavet	235,881(13)	*
Selina Tobaccowala	99,414	*
Adam Wiener	668,582(14)	*
Anna Stevens	-	*
All directors and executive officers as a group (15 individuals)	5,877,260(15)	5.3%

* Percentage owned does not exceed one percent.

(1) Of the shares beneficially owned, Baillie Gifford & Co has sole voting power over 9,575,761 shares and sole investment power over 9,757,578 shares. The address for Baillie Gifford & Co is Calton Square 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, UK. All information relating to Baillie Gifford & Co is based on the Schedule 13G it filed on January 20, 2023.

(2) Bares Capital Management, Inc. has shared voting power and shared investment power over the beneficially owned shares. The address for Bares Capital Management, Inc. is 12600 Hill Country Blvd, Suite R-230, Austin, TX 78738. All information relating to Bares Capital Management, Inc. is based on the Schedule 13G it filed on February 14, 2023.

(3) Of the shares beneficially owned, BlackRock, Inc. has sole voting power over 7,627,694 shares and sole investment power over 7,751,994 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. All information relating to BlackRock, Inc. is based on the Schedule 13G it filed on January 31, 2023.

(4) Of the shares beneficially owned, The Vanguard Group has shared voting power over 174,513 shares, sole investment power over 14,048,327 shares, and shared investment power over 270,181 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. All information relating to The Vanguard Group is based on the Schedule 13G it filed on February 9, 2023.

(5) Ownership includes 66,666 shares underlying stock options.

(6) Ownership includes 20,000 shares underlying stock options.

(7) Ownership includes 352,511 shares underlying stock options and 22,321 shares underlying restricted stock units.

(8) Ownership includes 1,013,935 shares underlying stock options.

(9) Ownership includes 37,567 shares underlying stock options. Excludes 9,243 shares underlying restricted stock units that have vested but for which Mr. Ligon has deferred settlement.

(10) Excludes 8,399 shares underlying restricted stock units that have vested, which Mr. Lissy has deferred settlement. Of the shares beneficially owned, 50,000 shares are held by four separate trusts.

(11) Ownership includes 740,098 shares underlying stock options and 25,304 shares underlying restricted stock units.

(12) Of the shares beneficially owned, 50,000 is held by a trust.

(13) Excludes 3,767 shares underlying restricted stock units that have vested but for which Mr. Slavet has deferred settlement.

(14) Ownership includes 245,271 shares underlying stock options and 30,549 shares underlying restricted stock units. Of the shares beneficially owned, 1,078 shares are held by Mr. Wiener’s spouse, and he shares voting and investment power with his spouse over those shares.

(15) Ownership includes 2,514,191 shares underlying stock options and 115,712 shares underlying restricted stock units. Excludes 21,409 shares underlying restricted stock units that have vested, which certain directors have deferred settlement in each case.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2022 relating to compensation plans under which we may issue shares of our common stock.

Plan category	Number of shares to be issued upon exercise of outstanding options and settlement of outstanding restricted stock units	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	15,728,883(2)	$9.10(2)	12,649,726(3)(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	15,728,883(2)	$9.10(2)	12,649,726(3)(4)

(1) This category consists of our Amended and Restated 2004 Equity Incentive Plan, or 2004 plan, our 2017 Equity Incentive Plan, or 2017 plan, and our 2017 Employee Stock Purchase Plan, or ESPP.

(2) Consists of (i) 2,982,789 shares issuable upon exercise of stock options that are not subject to performance conditions, including stock options for which performance-conditions have previously been achieved, (ii) 14,135,419 shares issuable upon settlement of restricted stock units that are not subject to performance conditions, and (iii) 1,593,464 shares issuable upon settlement of performance-based restricted stock units, which represents the maximum payment under the performance-based restricted stock units. The weighted-average exercise price in column (b) does not take these restricted stock units and performance-based restricted stock units into account.

(3) Consists of 7,954,365 shares of common stock that remain available for issuance under our 2017 plan and 4,695,361 shares that remain available for issuance under our ESPP. There are no shares of common stock available for issuance under our 2004 plan, but the plan continues to govern the terms of stock option awards granted under the plan. Any shares of common stock that are subject to outstanding awards granted under our 2004 plan and that are forfeited will generally be added to, and become available for issuance under, our 2017 plan.

(4) Our 2017 plan and our ESPP each provides for an automatic annual increase in the number of shares available for issuance under the plan. Any increase will occur on the first day of each year, beginning on January 1, 2018 and continuing through January 1, 2028. For our 2017 plan, the amount of any increase is equal to the lesser of 5% of our outstanding shares of common stock as of the immediately preceding December 31 or an amount determined by our board of directors. For our ESPP, the amount of any increase is equal to the lesser of 1% of our outstanding shares of common stock as of the immediately preceding December 31 or an amount determined by our board of directors.

PROPOSAL 3 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for 2023. We are submitting the appointment of Deloitte to our stockholders for ratification. If Deloitte’s appointment is not ratified by our stockholders, our audit committee will take the vote into consideration when determining whether or not to retain Deloitte. Even if stockholders ratify the appointment of Deloitte, our audit committee has discretion to select a different independent registered public accounting firm.

We expect representatives of Deloitte to be present at the annual meeting and if they are present, they will have the opportunity to make a statement if they desire to do so. We also expect representatives of Deloitte to be available to respond to appropriate questions at the meeting.

The following table presents the aggregate fees billed by Deloitte for 2022 and 2021.

	2022	2021
Audit fees(1)	$2,920,000	$2,667,633
Audit-related fees(2)	923,000	855,000
Tax fees	—	—
All other fees(3)	58,148	59,137
Total	$3,901,148	$3,581,770

(1) Audit fees relate to professional services rendered by Deloitte for the audit of our consolidated financial statements, review of interim consolidated financial statements included in our quarterly reports, and for the audit of our internal control over financial reporting. Audit fees also include fees for services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees consist of fees for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not reported under audit fees. This category includes fees related to audit and attest services not required by statute or regulations, consultations concerning financial accounting and reporting standards, and other services related to registration statements and public offerings.

(3) All other fees include fees for services rendered by Deloitte that are not included in any other category and include (i) licensing fees paid with respect to accounting research software provided by Deloitte and (ii) fees paid in connection with Deloitte's audit of the 401(k) plan of RentPath, one of our wholly owned subsidiaries.

Our audit committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. Pursuant to this policy, our audit committee pre-approved all of the services described in the footnotes to the table above.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE.

REDFIN CORPORATION
1099 STEWART STREET, SUITE 600
SEATTLE, WA 98101

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
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THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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02 0000000000

The Board of Directors recommends you vote FOR each of the nominees listed:

1. Election of Class B Directors

Nominees

	For	Against	Abstain
1a. Robert Bass	☐	☐	☐
1b. Kerry D. Chandler	☐	☐	☐
1c. Glenn Kelman	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000612919_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com

Redfin Corporation
Annual Meeting of Stockholders
June 13, 2023 10:00 A.M. PDT
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Glenn Kelman, Chris Nielsen, and Anthony Kappus, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Redfin Corporation that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. PDT on June 13, 2023, online at www.virtualshareholdermeeting.com/RDFN2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000612919_2 R1.0.0.6